                                                                                     Exhibit 12(b)


                                     SOUTH JERSEY GAS COMPANY
                         Calculation of Ratio of Earnings To Fixed Charges
                           Plus Preferred Security Dividend Requirements
                                          (In Thousands)


                                                   Fiscal Year Ended December 31,
                                     ------------------------------------------------------------
                                         2000        1999        1998        1997        1996
                                     ------------------------------------------------------------
Net Income                               $21,779     $20,382     $14,822     $19,898     $19,215

Income Taxes, Net                         16,651      15,455      12,256      11,559      10,627

Fixed Charges*                            21,181      20,949      19,235      18,103      19,574
Preferred Securities - Dividends           3,074       3,084       3,088       2,102         174
                                     ------------------------------------------------------------
        Sub-Total                         24,255      24,033      22,323      20,205      19,748
                                     ------------------------------------------------------------
Capitalized Interest                         (24)       (390)       (167)       (107)       (114)
                                     ------------------------------------------------------------
Total Available for Coverage             $62,661     $59,480     $49,234     $51,555     $49,476
                                     ============================================================


Total Available                             2.6x        2.5x        2.2x        2.6x        2.5x
-------------------------------------
Fixed Charges and Preferred
  Securities - Dividends



*  Fixed charges consist of interest charges (rentals are not material).
